UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 11, 2005

Greens Worldwide Incorporated

(Exact name of registrant as specified in its charter)

Arizona	000-25025	86-0718104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 Woodland Church Road, Hertford, North Carolina 27944

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code 252-264-2064

Item 8.01 Other Events

The Company (although not served with process) has been made aware of the fact that a “Verified Direct and Derivative Complaint” has been filed in the District Court, Clark County, Nevada (Case No. A511809, Dept. No. XVIII) on October 4, 2005 by The Greens Of Las Vegas, Inc. against Greens Worldwide Incorporated (“GRWW”), 2 other corporations, 7 individuals and Does I through X (names unknown) whereby Plaintiff brings an action “on behalf of and in the right of the corporation…”.  The alleged actions complained of predate the June 10, 2005 Agreement entered into by GRWW with US Pro Golf Tour, Inc. (as reported in Form 8-K with date of report of July 11, 2005) which resulted in GRWW’s current management, none of whom are named as Defendants.

The Complaint alleges that Defendants entered into an arrangement with Plaintiff to develop certain real estate and that thereafter Defendants conspired to retain control of such realty and sell it for their own benefit.

Plaintiff asserts eleven causes of action ranging from Breach of Officers and Directors Fiduciary duties and Duties of Loyalty to Seizure of Corporate Opportunity and Unjust Enrichment.  Neither GRWW nor any member of its current management team is named as a Defendant in any of the above-referenced individual causes of action.

Plaintiff’s prayer for relief (aside from claims for damages of various natures) request the authorization of maintenance of this lawsuit as both a direct and derivative action and damages in excess of $10,000.

If and when served, GRWW intends to vigorously defend this lawsuit in its and its shareholders’ best interests.

EXHIBITS

Exhibits	None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2005

Greens Worldwide Incorporated

By:               s/ R. Thomas Kidd

R. Thomas Kidd, President & CEO

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